                                  OEM AGREEMENT


         THIS AGREEMENT, effective this 5th day of February, 1998, by and between MARQUETTE MEDICAL SYSTEMS, INC., a Wisconsin corporation, having a place of business at 8200 West Tower Avenue, Milwaukee, Wisconsin 53223 (hereinafter called "Seller") and OPTICAL SENSORS INCORPORATED, a Delaware corporation, with principal offices located at 7615 Golden Triangle Drive, Suite A, Minneapolis, Minnesota 55344 (hereinafter called "Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller currently manufactures and markets directly to end users and through the Buyer an optical blood gas module known as OnlineABG (the "Module").

         WHEREAS, Seller and Buyer desire to enter into this Agreement to supersede and replace the Supply Agreement dated August 22, 1996 between Seller and Buyer (the "Supply Agreement").
 .
         WHEREAS, Buyer markets a stand-alone medical monitor and desires to purchase Modules from Seller pursuant to this Agreement to incorporate the Module into Buyer's monitor.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby mutually acknowledged, the parties hereto agree as follows:

1. DEFINITIONS

   A. The term "Accessory Items" shall mean service/repair parts or accessories for use in connection with Modules.

   B. The term "Affiliate" shall mean any person, firm or entity controlling, controlled by or under common control with, a party to this Agreement.

   C.   The term "Agreement" shall mean this OEM Agreement.

   D. The term "Contract Products" shall mean Modules and Accessory Items currently manufactured, assembled or sold by Seller. The Accessory Items being manufactured, assembled, or sold by Seller as of the date of this Agreement are listed in Schedule C hereto.

   E. The term "Contract Year" shall mean each sequential twelve (12) month period during the term of this Agreement with the first such period commencing on the effective date.

   F. The term "Monitor" shall mean all medical monitors manufactured or assembled by or on behalf of Buyer during the term of this Agreement into which Buyer incorporates or includes as an add-on Modules or Accessory Items. The Monitor being manufactured or assembled by or on behalf of Buyer, or as to which manufacture or assembly is contemplated by Buyer, as of the date of this Agreement is listed in Schedule B hereto.

   G. The term "Specifications" shall mean the specifications for the Module set forth in Schedule A hereto, as may be amended from time to time upon mutual agreement of the parties.

2. SUPPLY OF CONTRACT PRODUCTS

   A. Seller shall manufacture the Modules in accordance with the Specifications. Seller shall sell to Buyer such quantities of Contract Products as Buyer orders pursuant to Section 4.B. Contract Products purchased by Buyer from Seller hereunder shall be used by Buyer solely in the design, manufacture or assembly of Monitors or for the replacement of Contract Products so used.

   B. Notwithstanding the above, nothing herein shall grant Buyer any right with respect to any of Seller's trademarks, except as they may appear on Contract Products.

3. PRICES

   A. The unit price for each Module shall be $_________. The Buyer may elect to purchase Accessory Items from the Seller and the unit prices for Accessory Items shall be the prices set forth in Schedule C, plus any sales, use, excise or similar taxes. The Buyer may elect to purchase Accessory Items directly from original manufacturers and if the Buyer elects to do so, the Seller shall supply a letter of authorization to the original manufacturers. [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS
        SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

   B.   Prices, billing, and payment hereunder shall be in U.S. Dollars.

4. PURCHASES

   A. Commencing on the date of this Agreement and on the first day of every calendar quarter thereafter while this Agreement is in effect, Buyer shall deliver to Seller a forecast covering its estimated requirements for Modules for the next twelve (12) calendar months. Such forecast shall constitute a non-binding good faith of estimate of Buyer's anticipated purchases for those months.

   B. Buyer will, from time to time, submit written purchase orders for Modules to Seller specifying a shipment date, which shipment date shall in no event be less than 90 days from the date of delivery of such purchase order. Buyer shall also submit purchase orders for Accessory Items it purchases pursuant to this Agreement. Each purchase order, without any acceptance by Seller, shall give rise to a contract for the purchase of Modules under the terms set forth in this Agreement to the exclusion of any additional or contrary terms set forth in any purchase order, acceptance, invoice or other document.

   C. Buyer agrees to purchase and take delivery from Seller during each Contract Year, a minimum of _____ (___) Modules. In the event that Buyer, as of the end of any Contract Year, shall not have ordered _____ (___) Modules, Seller may immediately invoice Buyer for the delivery of the remaining modules, provided that Seller actually deliver such Modules to Buyer. [PORTIONS OF THIS SECTION HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

   D. Title and risk of loss or damage to Contract Products shall pass to Buyer upon delivery at Seller's plant to either Buyer or a common carrier. Shipping costs and insurance are the sole obligation of Buyer. Seller will make all arrangements for shipments of Contract Products in accordance with Buyer's shipping instructions. Buyer shall insure each shipment of Contract Products with a reputable insurer for the full invoice value of such shipment.

5. PAYMENT

   Seller will invoice Buyer upon shipment of Contract Products. All purchases hereunder shall be for cash, with the amount thereof due and payable within thirty (30) days after delivery of Contract Products. Interest at a rate of one and one-half (1 1/2%) percent per month shall be applied to alL accounts delinquent by more than thirty (30) days.

6. CONTRACT ACCESSORY AND SERVICE ITEMS

   Seller shall supply Accessory Items to Buyer for the entire duration of this Agreement and for a period of three (3) years following the last Module shipment. During each year of said three (3) year period, the prices for Accessory Items shall be subject to negotiation by the parties hereto annually.

7. WARRANTY

   A. Seller warrants that each Module purchased under this Agreement will conform to the Specifications (or any revised specifications agreed to by the Buyer) and is free from any defect in design, workmanship, and materials.

   B. Buyer shall inspect the Contract Products within thirty (30) days of receipt to determine whether the Contract Products conform to the Purchase Order and whether the Modules function in accordance with the Specifications. Buyer's inspection for determining whether the Modules function in accordance with the Specifications shall be approved in advance by Seller, which approval shall not be unreasonably withheld or delayed. Buyer's failure to notify Seller, in writing, within 30 days of delivery by the Seller of the Contract Products to Buyer shall constitute an irrevocable acceptance of such Contract Products and a waiver of any claim for breach of any warranty with respect to such Contract Products. Any Contract Product not passing this inspection may, at Buyer's option, be returned to Seller for repair or replacement within 60 days following delivery of the Contract Product to the Buyer, provided that Buyer has filed notice with the Seller as provided above.

   C. Seller's sole obligation under warranty shall be to repair or replace, without charge, Contract Products or parts of Modules to Buyer. Seller shall pay shipping costs in both directions for warranty related activities.

   D. For any Module not covered by Seller's warranty, Buyer will have right either to service the Module directly, or to ask Seller to provide Buyer with quotation for contract service. Seller's warranty shall not apply to any Modules that are serviced by Buyer.

   E. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, SELLER'S LIABILITY ON ANY CLAIM, WHETHER IN CONTRACT OR OTHERWISE, FOR ANY LOSS OR DAMAGE ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THE MANUFACTURE, SALES, DELIVERY, RESALE, REPAIR, REPLACEMENT OR USE OF ANY CONTRACT PRODUCT OR ANY PART THEREOF SHALL IN NO CASE EXCEED THE PRICE PAID BY BUYER FOR SAID CONTRACT PRODUCT WHICH GIVES RISE TO THE CLAIM. IN NO EVENT SHALL SELLER BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES TO BUYER EXCEPT WHEN AND TO THE EXTENT THAT SUCH DAMAGES ARE DIRECTLY CAUSED BY A DEFECT IN CONTRACT PRODUCTS PURCHASED PURSUANT TO

        THIS AGREEMENT AND RESULT IN BODILY INJURY TO ANY PERSON.

8. INTELLECTUAL PROPERTY

   Seller acknowledges that all intellectual property rights relating to the Contract Products are the sole and exclusive property of Buyer, subject only the limited license granted by Buyer to Seller pursuant the letter agreement, dated September 7, 1995, between Buyer and Seller.

9. PRODUCT LIABILITY INDEMNITY

   A. Seller will indemnify, protect, and save Buyer harmless from all claims, demands, suits, or actions for damages to property (excluding losses of income due to down time of equipment) or person which may be sustained by any third party, including Buyer's personnel which may be asserted against Buyer and which are caused or are alleged to be caused by any defect in design, workmanship or materials of any of the Contract Products purchased or used under this Agreement. The foregoing covenant of indemnity shall survive the expiration or termination of this Agreement, but Seller shall not be responsible for any loss or damage caused by negligence acts or omission of Buyer or Buyer's personnel nor shall the covenant be enforceable in the event that such loss or damage is caused by Buyer's modification to either the hardware or the software constituting the subject Contract Product. Seller shall have no liability or responsibility of any kind to Buyer or Buyer personnel under this Paragraph 9 for any claims, demands, suits, or actions, unless Seller shall be notified in writing of any such claim, demand, suit, or action promptly upon Buyer's learning of the event and shall have had an adequate opportunity to defend, unless such failure to so notify does not prejudice Seller. The obligations of the parties set forth in this Paragraph 9 shall continue notwithstanding the termination or expiration of this Agreement.

   B. Buyer will indemnify, protect, and save Seller harmless from all claims, demands, suits, or actions, for damages to property or person which may be sustained by any third party, including Seller personnel, arising from any deficiency in the design or deficiency in the manufacture of products by Buyer, incorporating or including as an add-on, Contract Products with the exception of claims, demands, suits, or actions covered by Paragraphs 8 and 9A above. The foregoing indemnity shall survive the expiration or termination of this Agreement, but Buyer shall not be responsible for any loss or damage caused by negligent acts or omissions of Seller or Seller personnel. Buyer shall have no liability or responsibility of any kind to Seller, or Seller personnel, under this Paragraph 8 for any claims, demands, suits, or actions, unless Buyer shall be notified in writing of any such claim, demand, suit, or action promptly upon Seller's learning of the event, and shall have had an adequate opportunity to defend, unless such failure to so notify does not prejudice Buyer. The obligations of the parties set forth in this Paragraph 9 shall continue notwithstanding the termination or expiration of this Agreement.

   C. Each party hereto shall maintain, at its own expense, with an insurance company reasonably acceptable to the other party hereto, Bodily Injury and Property Damage Liability Insurance with limits of at least $1,000,000 for injuries to one (1) person and $3,000,000 for injuries to two (2) or more persons, in any one accident, and $300,000 for property damage in any one accident. Each party has furnished to the other a certificate or certificates of insurance duly executed by an authorized representative of the insurance company or companies evidencing the maintenance of the insurance coverage provided for by this Paragraph and containing a provision to the effect that in the event any insurance covered by such certificates is canceled or modified, before the expiration of such insurance coverage, the insurer will give the other party hereto ten (10) days prior written notice thereof.

   D. Each party agrees to promptly notify the other if a suit or other legal action is commenced against it or its customers which, if brought against the other party hereto, would entitle such other party to be indemnified hereunder by the notifying party, provided that such other party shall not disclose information concerning such suit or action to any third party, except to the extent necessary for such other party to fulfill other obligations it may have under law or by court or administrative order.

10. PRODUCT ALTERATIONS

   A. Seller acknowledges and agrees that Buyer intends to modify the software incorporated into the Modules, and Buyer may make other modifications to the Contract Products. Buyer will notify Seller in writing within ten
        (10) business days of the part number, description and serial number of all modified modules and Contract Products. Neither Seller nor Buyer shall make any modifications to the Specifications to which Seller is required to manufacture Modules without the other part's prior written consent. Should any such agreed upon modification to the Specifications result in increased costs to or expenditures by Seller or result in either an increase or decrease in Seller's cost of production of the Contract Products, then the parties shall negotiate in good faith appropriate adjustments to the pricing of the Contract Products to reflect such cost changes or expenditures.

   B. Seller acknowledges that Buyer intends to modify certain Modules currently owned and in possession of Buyer. Buyer will notify Seller in writing of the part number, description, and serial number of all such Modules being modified. Buyer agrees that Seller's one-year warranty obligation with respect to such Modules shall expire effective upon notice from Buyer to Seller of such modification.

11. FORCE MAJEURE

    Neither Seller nor Buyer shall be liable for any delay in, or failure of, performance hereunder due to act of God or similar casualty beyond its control. When only a part of Seller's or Buyer's capacity to perform is excused under this Paragraph, Seller or Buyer must fairly allocate production and deliveries among various customers or suppliers then under contract for similar goods during the period when Buyer or Seller is partially unable to perform, subject to any contractual obligations of Seller to any third party. The allocation must be effected in a commercially fair and equitable manner.

12. REGULATORY MATTERS AND RECALLS

   A. Seller warrants that the Modules will be manufactured in compliance with all applicable federal, state and local laws and regulations including, but not limited to, the Food, Drug and Cosmetic Act, as amended, and U.S. Food and Drug Administration (the "FDA") Good Manufacturing Practice for Medical Devices regulations ("GMP"). Seller represents and warrants to Buyer that Seller's manufacturing facility is certified "DIN EN ISO 9001/EN46001/MDD" and that Seller has all approvals and consents required to mark Modules with the "CE" mark. Seller further covenants with Buyer that Seller will maintain such certification during the term of this Agreement. Seller will notify Buyer of any audits of Seller's manufacturing facility to be conducted by TUV Product Services or any other notified body for such certification, provide Buyer with a written copy of the results of such audit, to the extent that such audit relates directly to the manufacture of Modules, and Seller's proposed corrective response to such audit, if any required.

   B. In the event of a governmental regulatory ruling, of standards promulgated and issued by the government or any product deficiency affecting patient safety or efficacy that requires the recall or field modification of the Modules, Seller agrees to "swap" with Buyer or fix (at Seller's option) all defective Contract Products or parts of Modules, for acceptable Contract Products or parts of Modules at charges mutually agreed upon after negotiations in good faith. Except as ordered by a governmental agency, no recall or field modification action shall be initiated without the mutual agreement of the parties hereto unless the initiating party is prepared to solely bear the costs thereof. Each party shall notify the other in writing if either becomes aware of any recall or field modification action and both parties shall cooperate in reaching a consistent response. Neither party shall withhold any information from the other or from any regulatory agency involving patient safety or efficacy required by any recall or field modification action.

   C. Both parties shall be responsible for maintaining records and meeting all government laws and regulations as they may pertain to Contract Products or products incorporating or including as an add-on Contract Products sold by each party including, but not limited to, U.S. export and re-export control laws and neither party assumes any risk arising out of the other party's failure to comply with such laws or regulations with respect to products sold by such other party. Component and product serial number/lot number assigned and records shall be maintained and supplied to either party for purposes of product or component tracing, recall or field modifications or compliance with government laws and regulations.

   D. Each party will forward to the other copies of customer complaints and medical device reports ("MDR") relating to events required to reported by the FDA in accordance with 21 CFR Part 803 relating to the manufacture and operation of the Module, and each party will cooperate fully with the other party in investigating and resolving such complaints, including any necessary testing and analysis of the Module.

   E. Seller will at its sole cost and expense, timely register with the FDA as a Contract Medical Device Manufacturer, or cause to be timely registered with the FDA, in accordance with 21 CFR Part 807, each establishment which Seller or a subcontractor of Seller intends to manufacture and/or repair the Module.

   F. Seller will provide Buyer with copies of any FDA Form 483 observations, follow-up warning letters and/or close-out reports for those portions of GMP compliance inspection reports relating specifically to the manufacture of Modules for any facility where Modules are manufactured.

   G. Either party may, upon not less than seven (7) days prior written notice to the other, inspect other's manufacturing facilities for compliance with quality and regulatory requirements no more than once every three months.

   H. Buyer shall be solely responsible for, and shall indemnify and hold Seller harmless from and against any and all claims, demands, suits or actions which may be asserted against Seller arising out of fraudulent or substantially inaccurate promotional activities, labeling or materials relating to the sale or promotion of Monitors.

13. TERM AND TERMINATION

    A. This Agreement shall become effective as of the date first above written and, unless previously terminated, shall continue in effect until the end of the second Contract Year.

   B. Prior to the end of the second Contract Year, either party may terminate this Agreement as follows:

        1. By giving written notice to the other party in the event the other party is in material breach of this Agreement and shall have failed either to cure such material breach within thirty (30) days of receipt of written notice thereof or, if cure is not possible within thirty (30) days, to have taken reasonable steps to commence to cure such material breach within such thirty (30) day period; or

        2. By giving written notice if the other party attempts to assign this Agreement, except incident to a sale of its business, without prior written consent of the other party; or

        3. At any time by giving written notice to the other party, which notice shall be effective upon dispatch, should the other party file a bankruptcy petition or have a bankruptcy petition filed against it which is not discharged within thirty (30) days, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors or go into liquidation or receivership.

   C. At the end of the second Contract Year, this Agreement shall renew automatically provided that either party may terminate this Agreement upon ninety (90) days prior written notice, with or without cause, at any time after the end of the second Contract Year.

14. OBLIGATIONS UPON TERMINATION

    Upon termination by either party, each party shall be obliged to pay all amounts then owing and, unless Seller has terminated by reason of a material breach by Buyer, Seller shall fill all purchase orders previously accepted. Anything herein to the contrary notwithstanding, the parties obligations under Sections 8, 9, 12, 15 and 16 shall survive such termination.

15. LABELING

    Modules will be labeled by Seller as "Manufactured for Optical Sensors Incorporated by Marquette Medical Systems", with an appropriate traceable serial number. This label will be in accordance with appropriate FDA and MDD regulations and the Specifications. Buyer may add its own Module labels, identifying the Module as Buyer's product. Buyer shall not remove, alter or conceal Seller's traceable serial number.

16. CONFIDENTIALITY

    Each party acknowledges and agrees that all the information provided by the other party that is marked as proprietary or confidential or which from its nature or the context in which it is given should reasonably be understood to be confidential shall be deemed "Confidential Information" for purposes of this Agreement. Without limiting the foregoing, the parties acknowledge that the Specifications constitute "Confidential Information." Each party agrees not to use any Confidential Information for any purpose other than as permitted or required for performance by it under this Agreement and not to disclose or provide any Confidential Information to any third party and to take all necessary measures to prevent any such disclosure by its employees, agents, contractors or consultants. Upon request or termination of this Agreement, each party will return all such Confidential Information of the other party to the other party. Each party's obligations under this Section 16 shall survive termination of this Agreement.

17. CUSTOMER'S STATUS

    During the term hereof, the relationship of Seller to Buyer is that of an independent contractor. Nothing herein contained shall be deemed to authorize or empower either Seller or the Buyer, its agents, or employees, to act as agent for Seller or the Buyer, or conduct business in the name, or for the account of, Seller or the Buyer or any of their Affiliates or otherwise bind it to them in any manner. Amendments hereto shall be made only in writing referencing this Agreements and executed by both parties.

18. NON-WAIVER

    The failure of Buyer and Seller to enforce at any time or for any period of time any of the provisions of this Agreement shall not constitute a waiver of such provisions.

19. SEVERABILITY

    If any provision of this Agreement should be held unenforceable or illegal, it shall be deemed severable from the other provisions which shall remain valid and enforceable.

20. COMPLETE UNDERSTANDING

    This Agreement is the complete and exclusive statement of the understandings between the parties concerning Seller's supply of Modules to the Buyer, superseding all proposals, oral or written, and all negotiations, conversations and discussions with respect to the supply relationship, including, but not limited to the Supply Agreement.

21. ARBITRATION

    Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

22. GOVERNING LAW; COUNTERPARTS

    This Agreement shall be governed by the laws of the State of Wisconsin. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officials as of the day and year first above written.

                         MARQUETTE MEDICAL SYSTEMS, INC.


                         By: /S/ GERALD WOODARD
                            ----------------------------------------
                         Its: SENIOR VICE PRESIDENT MONITORING GROUP
                             ---------------------------------------


                         OPTICAL SENSORS INCORPORATED


                         By: /S/ PAULITA LAPLANTE
                            ----------------------------------------
                         Its: VICE PRESIDENT BUSINESS DEVELOPMENT
                             ---------------------------------------

                                   SCHEDULE A

                              MODULE SPECIFICATIONS


[THIS SCHEDULE HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                                   SCHEDULE B

                                  BUYER MONITOR


[THIS SCHEDULE HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                                   SCHEDULE C

                           ACCESSORY ITEMS AND PRICES


[THIS SCHEDULE HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COPY OF THIS AGREEMENT WITH THIS SECTION INTACT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]